Exhibit 99.1

MasterCraft Completes Acquisition of Crest

VONORE, Tenn. — October 1, 2018 —MCBC Holdings, Inc. (NASDAQ: MCFT), the parent entity of MasterCraft Boat Company, LLC (“MasterCraft”), and NauticStar, LLC (“NauticStar”), today announced that it has completed the previously announced acquisition of Crest Marine LLC (“Crest”), a leading vertically integrated manufacturer of high-quality pontoon boats in the United States, for approximately $80 million (approximately $70 million after netting the impact of $10 million in net present value of future tax benefits).

King & Spalding LLP and Egerton, McAfee, Armistead & Davis, P.C. acted as legal advisors to MasterCraft. Baird acted as Crest’s financial advisor.

About MasterCraft/MCBC Holdings, Inc.

Headquartered in Vonore, Tenn., MCBC Holdings, Inc. (NASDAQ: MCFT) is the parent entity of MasterCraft Boat Company, a world-renowned innovator, designer, manufacturer, and marketer of premium performance sport boats. Founded in 1968, MasterCraft has cultivated its iconic brand image through a rich history of industry-leading innovation, and more than four decades after the original MasterCraft made its debut the company’s goal remains the same — to continue building the world’s best ski, wakeboard, wakesurf and luxury performance powerboats. For more information, visit www.mastercraft.com.

About Crest Marine, LLC

Founded in 1957, Crest is a privately held limited liability company located on ~55 acres in Owosso, Michigan. With nearly 150,000 square feet of manufacturing floor space, Crest is one of the top producers of innovative, high-quality pontoon boats ranging from 20 to 29 feet. For more information on Crest’s full line of boats, visit www.crestpontoonboats.com.

About NauticStar Boats

Founded in 2002, NauticStar is a privately held limited liability company located on 17 acres in Amory Mississippi. With more than 200,000 square feet of manufacturing floor space, NauticStar is one of the top producers of high quality bay boats, deck boats and offshore center console boats from 18 to 28 feet. Professional and sport fishermen, recreational and pleasure boating enthusiasts appreciate the many standard and available features that are offered by NauticStar for a customized fit for their lifestyle. For more information on NauticStar Boats’ full line of boats, visit www.NauticStarBoats.com or call 662-256-5636 for your local NauticStar dealer.

Forward-Looking Statements

This press release includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995).  Forward-looking statements can often be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and include statements in this press release concerning  the anticipated operational and cost synergies from the transaction, our ability to deliver profitable and sustainable market share growth and to drive efficiencies in our business, and the value and impact of the anticipated future tax benefits from the transaction.

Forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including general economic conditions, demand for our products, changes in consumer preferences, competition within our industry, our reliance on our network of independent dealers, our ability to manage our manufacturing levels and our large fixed cost base, and the successful introduction of our new products.  In addition, the forward-looking statements in this press release may be impacted by our ability to successfully integrate Crest and to realize the synergies we believe can be achieved from the transaction.  These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2018, and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements.  The discussion of these risks is specifically incorporated by reference into this press release.

Contacts:

Tim Oxley

Chief Financial Officer

(423) 884-2221

Tim.Oxley@mastercraft.com

George Steinbarger

VP of Business Development

(423) 884-2221

George.Steinbarger@mastercraft.com

Matt Sullivan

(612) 455-1709

Matt.Sullivan@padillaco.com

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